UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2022 (January 7, 2022)

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Waterview Blvd., Suite 140, Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSN	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On January 7, 2022, the board of directors (the “Board”) of Emerson Radio Corp. (the “Company”) accepted the resignation of Michael Binney as the Company’s Chief Financial Officer, effective January 16, 2022. Mr. Binney’s departure is not based on any disagreement with the Company on any matter.

Appointment of Chief Operating Officer

Effective upon Mr. Binney’s resignation as Chief Financial Officer of the Company, Mr. Binney, age 62, was appointed as Chief Operating Officer of the Company. Mr. Binney has served as the Chief Financial Officer of the Company since March 2017 and the Company’s Secretary since July 2017. He has also served as a director of the Company since June 2016, bringing extensive public company accounting experience in addition to his knowledge of the Company to the Board. Since August 2016, Mr. Binney has served as a director of S&T International Distribution Ltd. and Grande N.A.K.S. Ltd., which are wholly owned subsidiaries of Nimble Holdings Company Limited. From November 2016 to December 2017, Mr. Binney served as an Executive Director and Group Chief Financial Officer of The Grande Holdings Limited (now known as Nimble Holdings Company Limited). He is a fellow member of the Institute of Chartered Accountants in England and Wales, a fellow member of the Association of Chartered Certified Accountants and a fellow member of the Hong Kong Institute of Certified Public Accountants. From June 2016 through November 2016, Mr. Binney served as Deputy Chief Executive Officer (Finance Accounting & Company Secretarial) of The Grande Holdings Limited. From 2010 to March 2016, Mr. Binney served as an Executive Director and Chief Financial Officer of the Vinarco International Group of Companies, an upstream supplier to the oil and gas industry in the Asia-Pacific region. Mr. Binney previously served as a non-executive director of The Grande Holdings Limited from 2009 to 2010, and as an Executive Director of The Grande Holdings Limited from 2001 to 2009.

No new compensatory or severance arrangements were entered into in connection with Mr. Binney’s resignation as Chief Financial Officer of the Company or his appointment as Chief Operating Officer of the Company. The Company and Mr. Binney intend to discuss compensation for his service as an executive officer at a future date.

Appointment of Chief Financial Officer

On January 7, 2022, the Board appointed Mr. Richard Li, to serve as the Company’s Chief Financial Officer, effective upon Mr. Binney’s resignation.

Mr. Li, age 55, has been the Chief Financial Officer of Sansui Electric (China) Co., Ltd, a PRC company engaged in electronic manufacturing business, since 2014. Mr Li served as the Chief Financial Officer Sansui Manufacturing Services Limited, a company engaged in providing corporate and strategic planning services, from 2012 to 2013. Mr Li served as the Chief Financial Officer of Lafe Corporation Limited, a company formerly listed on the Singapore Exchange, from 2005 to 2011. Prior to the above appointments, Mr Li has worked in Deloitte Touche Tohmatsu as auditor for 4 years and worked as financial controller in the manufacturing industry for 10 years. Mr Li holds a Bachelor of Arts (Honours) Degree in Accountancy from the Hong Kong Polytechnic University. He is currently an associate member of the Hong Institute of Certified Public Accountants, the Association of Chartered Certified Accountants and The Hong Kong Chartered Governance Institute. Mr Li has extensive experience in accounting, corporate finance and public company reporting. There are no arrangements or understandings between Mr. Li and any other person pursuant to which he was appointed as an officer. Mr. Li does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Li has an interest requiring disclosure under Item 404(a) of Regulation S-K.

No new compensatory or severance arrangements were entered into in connection with Mr. Li’s appointment as Chief Financial Officer of the Company. The Company and Mr. Li intend to discuss compensation for his service as an executive officer at a future date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Christopher Ho
Name: Christopher Ho
Title: Chief Executive Officer

Dated: January 13, 2022